EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 11, 2006 except for Note 4 for which the date is October 18, 2006 relating to the financial statements, which appears in Acorn Factor Inc.'s (formally Data Systems & Software Inc.) Annual Report on Form 10-K/A for the year ended December 31, 2005. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ Kesselman & Kesselman
Tel Aviv, Israel
November 30, 2006